Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS THIRD QUARTER 2022 RESULTS

DILUTED EPS OF $1.57, UP 65.3%
NET INCOME ATTRIBUTABLE TO GREEN BRICK PARTNERS OF $73.5 MILLION, UP 51.6%
RECORD HOME BUILDING GROSS MARGIN UP 550 BPS TO 32.4%
TOTAL REVENUES OF $407.9 MILLION, UP 19.2%

PLANO, Texas, November 2, 2022 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its third quarter ended September 30, 2022.

“Green Brick delivered third quarter results that were a record for any third quarter with EPS of $1.57, total revenues of $407.9 million, residential units revenue of $396.7 million, and net income attributable to Green Brick of $73.5 million. We also reported a homebuilding gross margin of 32.4% which is a record for any quarter, and we believe this may be the highest among public builders,” said Jim Brickman, CEO and Co-Founder. “These results reflect our continued focus on operational efficiency as we meet a more challenging market going forward.”

“Most of our land and lots are in DFW and Atlanta, two of the best larger markets in the country. Our basis is generally lower than our peers, based on our conservative underwriting and our self-developing most of our lots,” continued Mr. Brickman. “Most of our communities are in more supply-constrained infill and other desirable locations. These are all critical factors for our industry leading 32.4% gross margins. Therefore, it should not be surprising that we currently have no communities on a watch list, meaning we have no indicators of impairment as of September 30, 2022. ”

“Our strong balance sheet with a 28.0% debt-to-total capital ratio and record gross margins gives Green Brick more flexibility than most peers to effectively manage pace versus price decisions going forward. We view the current challenges as a potential opportunity to increase market share,” said Mr. Brickman. “Depending on market conditions, as many peers pull back, we expect to have the opportunity to increase our count of ending active selling communities from September 30, 2022 by 20% to 30% over the next four to five quarters. These new communities with a favorable land/lot basis provide the optionality of pricing aggressively without the overhang of protecting backlog. We believe these new communities will generate favorable sales per community at more traditional gross margins.”

Results for the Quarter Ended September 30, 2022:

(Dollars in thousands, except per share data)	Three Months Ended September 30,
	2022	2021	Change
New homes delivered	650	738	(11.9)%

Total revenues	$407,944	$342,340	19.2%
Total cost of revenues	274,625	251,004	9.4%
Total gross profit	$133,319	$91,336	46.0%
Income before income taxes	$97,596	$65,158	49.8%
Net income attributable to Green Brick Partners, Inc.	$73,520	$48,507	51.6%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.57	$0.95	65.3%

Residential units revenue	$396,749	$338,900	17.1%
Average sales price of homes delivered	$607.3	$458.1	32.6%
Homebuilding gross margin percentage	32.4%	26.9%	550 bps

Backlog	$564,026	$1,017,220	$(453,194)
Homes under construction	2,276	2,555	(10.9)%

Results for the Nine Months Ended September 30, 2022:
For the nine months ended September 30, 2022, our net income attributable to Green Brick per diluted common share reflects a record through the first three quarters of any year since the Company’s inception, as detailed below.

(Dollars in thousands, except per share data)	Nine Months Ended September 30,
	2022	2021	Change
New homes delivered	2,189	2,011	8.9%

Total revenues	$1,326,704	$950,625	39.6%
Total cost of revenues	916,133	699,324	31.0%
Total gross profit	$410,571	$251,301	63.4%
Income before income taxes	$318,511	$174,397	82.6%
Net income attributable to Green Brick Partners, Inc.	$236,353	$126,739	86.5%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$4.82	$2.48	94.4%

Residential units revenue	$1,273,925	$889,636	43.2%
Average sales price of homes delivered	$579.4	$440.8	31.4%
Homebuilding gross margin percentage	31.1%	26.5%	460 bps
Selling, general and administrative expenses as a percentage of residential units revenue	9.4%	10.9%	-150 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2022 at 12:00 p.m. Eastern Time on Thursday, November 3rd, 2022. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/570044635

A telephone replay of the call will be available through December 3rd, 2022. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Residential units revenue	$396,749	$338,900	$1,273,925	$889,636
Land and lots revenue	11,195	3,440	52,779	60,989
Total revenues	407,944	342,340	1,326,704	950,625
Cost of residential units	268,536	247,899	879,108	654,136
Cost of land and lots	6,089	3,105	37,025	45,188
Total cost of revenues	274,625	251,004	916,133	699,324
Total gross profit	133,319	91,336	410,571	251,301
Selling, general and administrative expenses	(43,251)	(33,709)	(119,314)	(97,182)
Equity in income of unconsolidated entities	5,697	5,555	19,907	14,039
Other income, net	1,831	1,976	7,347	6,239
Income before income taxes	97,596	65,158	318,511	174,397
Income tax expense	16,963	13,898	65,678	37,093
Net income	80,633	51,260	252,833	137,304
Less: Net income attributable to noncontrolling interests	7,113	2,753	16,480	10,565
Net income attributable to Green Brick Partners, Inc.	$73,520	$48,507	$236,353	$126,739

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.58	$0.96	$4.86	$2.50
Diluted	$1.57	$0.95	$4.82	$2.48
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	46,032	50,732	48,205	50,689
Diluted	46,390	51,079	48,544	51,046

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$48,203	$77,166
Restricted cash	18,739	16,388
Receivables	7,239	6,871
Inventory	1,453,056	1,203,743
Investments in unconsolidated entities	69,250	55,616
Right-of-use assets - operating leases	3,800	4,596
Property and equipment, net	2,894	2,812
Earnest money deposits	25,203	26,008
Deferred income tax assets, net	15,741	15,741
Intangible assets, net	473	537
Goodwill	680	680
Other assets	12,457	11,709
Total assets	$1,657,735	$1,421,867
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$60,984	$45,682
Accrued expenses	99,425	61,351
Customer and builder deposits	43,622	64,610
Lease liabilities - operating leases	3,972	4,745
Borrowings on lines of credit, net	42,902	(738)
Senior unsecured notes, net	335,729	335,446
Notes payable	14,638	210
Total liabilities	601,272	511,306
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	25,660	21,867
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	47,696	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 46,037,649 issued and outstanding as of September 30, 2022 and 51,151,911 and 50,759,972 issued and outstanding as of December 31, 2021, respectively	460	512
Treasury stock, at cost: none as of September 30, 2022 and 391,939 shares as of December 31, 2021	—	(3,167)
Additional paid-in capital	261,570	289,641
Retained earnings	699,514	539,866
Total Green Brick Partners, Inc. stockholders’ equity	1,009,240	874,548
Noncontrolling interests	21,563	14,146
Total equity	1,030,803	888,694
Total liabilities and equity	$1,657,735	$1,421,867

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change	%	2022	2021	Change	%
Home closings revenue	$394,731	$338,075	$56,656	16.8%	$1,268,329	$886,488	$381,841	43.1%
Mechanic’s lien contracts revenue	2,018	825	1,193	144.6%	5,596	3,148	2,448	77.8%
Residential units revenue	$396,749	$338,900	$57,849	17.1%	$1,273,925	$889,636	$384,289	43.2%
New homes delivered	650	738	(88)	(11.9)%	2,189	2,011	178	8.9%
Average sales price of homes delivered	$607.3	$458.1	$149.2	32.6%	$579.4	$440.8	$138.6	31.4%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change	%	2022	2021	Change	%
Lots revenue	$3,991	$2,126	$1,865	87.7%	$18,027	$15,184	$2,843	18.7%
Land revenue	7,204	1,314	5,890	448.2%	34,752	45,805	(11,053)	(24.1)%
Land and lots revenue	$11,195	$3,440	$7,755	225.4%	$52,779	$60,989	$(8,210)	(13.5)%
Lots closed	57	31	26	83.9%	274	173	101	58.4%
Average sales price of lots closed	$70.0	$68.6	$1.4	2.0%	$65.8	$87.8	$(22.0)	(25.1)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change	%	2022	2021	Change	%
Net new home orders	404	689	(285)	(41.4)%	1,550	2,375	(825)	(34.7)%
Revenue from new net home orders	$251,276	$380,945	$(129,669)	(34.0)%	$962,497	$1,216,845	$(254,348)	(20.9)%
Average selling price of net new home orders	$622.0	$552.9	$69.1	12.5%	$621.0	$512.4	$108.6	21.2%
Cancellation rate	17.6%	6.9%	10.7%	155.1%	11.8%	6.7%	5.1%	76.1%
Absorption rate per average active selling community per quarter	5.3	8.2	(2.9)	(35.4)%	6.8	8.8	(2.0)	(22.7)%
Average active selling communities	76	84	(8)	(9.5)%	76	90	(14)	(15.6)%
Active selling communities at end of period	74	80	(6)	(7.5)%
Backlog	$564,026	$1,017,220	$(453,194)	(44.6)%
Backlog (units)	841	1,827	(986)	(54.0)%
Average sales price of backlog	$670.7	$556.8	$113.9	20.5%

	September 30, 2022	December 31, 2021
Lots owned (1)
Central	18,998	17,767
Southeast	2,583	2,472
Total lots owned	21,581	20,239
Lots controlled (1)
Central	3,691	7,321
Southeast	618	1,061
Total lots controlled	4,309	8,382
Total lots owned and controlled (1)	25,890	28,621
Percentage of lots owned	83.4%	70.7%

(1)Excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of September 30, 2022 and December 31, 2021.

	September 30, 2022	December 31, 2021
Total lots owned	21,581	20,239
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	307	3,826
Lots under option through unconsolidated development joint ventures	1,718	1,816
Total lots self-developed	23,606	25,881
Self-developed lots as a percentage of total lots owned and controlled	91.2%	90.4%

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and nine months ended September 30, 2022 and 2021 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Residential units revenue	$396,749	$338,900	$1,273,925	$889,636
Less: Mechanic’s lien contracts revenue	(2,018)	(825)	(5,596)	(3,148)
Home closings revenue	$394,731	$338,075	$1,268,329	$886,488
Homebuilding gross margin	$127,861	$90,875	$393,940	$234,834
Homebuilding gross margin percentage	32.4%	26.9%	31.1%	26.5%

Homebuilding gross margin	127,861	90,875	393,940	234,834
Add back: Capitalized interest charged to cost of revenues	3,105	2,569	10,303	6,915
Adjusted homebuilding gross margin	$130,966	$93,444	$404,243	$241,749
Adjusted homebuilding gross margin percentage	33.2%	27.6%	31.9%	27.3%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida and has a non-controlling interest in a Colorado homebuilder. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our position to adapt and succeed in a rapidly changing environment, including our focus on operational efficiency; (ii) our expectations regarding trends in our markets, including future increases in inventory and the peaking of construction costs; (iii) the ability to mitigate future inventory buildup, including reductions in single-family starts; (iv) expected closings of our current backlog, and our ability to manage such closings; (v) our priorities and strategies for growth, the drivers of that growth, and the impact on our future results; (vi) our expectation to sustain our industry-leading margins and debt-to-total capital ratios, as well as the expected impacts of incentives on our margins; (vii) our flexibility to capitalize on market opportunities and grow our market share as well as the impact on our financial and operational performance; (viii) our beliefs that our lot and land positions will support future growth and provide us with advantages on margins and adaptability; (ix) our beliefs that we operate in the most advantageous markets in the U.S. and the resilience of our markets in both stronger and weaker economies; (x) our expectations related to starts in the fourth quarter and into 2023; (xi) our expectations for lot completions and opportunities to increase active selling communities during the remainder of 2022 and into 2023; (xii) our beliefs regarding our position to manage costs, prices and cycle times; and (xiii) our expectation to continue to provide favorable returns on equity to our shareholders. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increasing interest rates, inflation, and the COVID-19 pandemic that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of qualified labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land- use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) our inability to implement new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
(469) 808-1014
IR@greenbrickpartners.com